Exhibit 99.1

FOR IMMEDIATE RELEASE

SANUWAVE HEALTH APPOINTS maj-britt kaltoft TO ITS board of directors; extensive international and strategic partnership strength added

SUWANEE, GA, JUNE 16, 2017 – SANUWAVE Health, Inc. (OTCQB: SNWV) today announced the appointment of Maj-Britt Kaltoft to its Board of Directors. Dr. Kaltoft brings 20 years of international specialization in development and successful execution of business development strategies, contractual structures and alliance management within all sectors of the life science industry. Dr. Kaltoft currently heads the business development and patent functions at the Danish State Serum Institute, an institution under the Danish Ministry of Health. She has obtained outstanding results in the areas of business development, licensing and alliance management in the pharmaceutical and biotech industry at Lundbeck, Nycomed, EffRx and Novo Nordisk. With this appointment, the Company’s Board of Directors has expanded to five members.

“We are delighted to welcome Dr. Kaltoft to our Board of Directors,” said Kevin A. Richardson II, CEO and Chairman of the Board of Directors of SANUWAVE Health, Inc. “Dr. Kaltoft’s international experience will prove invaluable as we continue our international expansion in Europe, Southeast Asia, Middle East and recently South America. Her extensive network in the life science industry and senior experience with alliances, joint ventures, and partnerships will help us navigate the numerous opportunities we have on our plate currently, and in the future.”

Dr. Kaltoft is a Danish citizen. She holds a MSc in Biochemistry and PhD in Protein chemistry and Molecular biology from the University of Copenhagen and a Master in International Business Administration from Seattle University.

Commenting on her appointment, Dr. Kaltoft said, “I am very excited to join SANUWAVE’s Board of Directors at this pivotal time. I am impressed with SANUWAVE’s commitment in researching and developing new approaches to treating cumbersome medical conditions and non-medical opportunities, especially in industrial biofilms. An exciting opportunity to grow internationally and in the United States awaits the FDA approval of dermaPACE®. Through the establishment of global alliances, the availability of the SANUWAVE’s technology could provide an improvement in quality of life to diabetic patients.”

About SANUWAVE Health, Inc.
SANUWAVE Health, Inc. (OTCQB:SNWV) (www.sanuwave.com) is a shock wave technology company initially focused on the development and commercialization of patented noninvasive, biological response activating devices for the repair and regeneration of skin, musculoskeletal tissue and vascular structures. SANUWAVE’s portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, producing new vascularization and microcirculatory improvement, which helps restore the body’s normal healing processes and regeneration. SANUWAVE applies its patented PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE®, is CE Marked throughout Europe and has device license approval for the treatment of the skin and subcutaneous soft tissue in Canada, Australia and New Zealand. In the U.S., dermaPACE is currently under the FDA’s de novo petition review process for the treatment of diabetic foot ulcers. SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron, Evotron® and orthoPACE® devices in Europe, Asia and Asia/Pacific. In addition, there are license/partnership opportunities for SANUWAVE’s shock wave technology for non-medical uses, including energy, water, food and industrial markets.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

Millennium Park Capital LLC
Christopher Wynne
312-724-7845
cwynne@mparkcm.com

investorrelations@sanuwave.com

SANUWAVE Health, Inc.
Kevin Richardson II
CEO & Chairman of the Board
617-306-1350
kevin.richardson@sanuwave.com